CO-MARKETING AGREEMENT & AFFILIATION AGREEMENT

THIS AGREEMENT ("Agreement") made as of the 16 day of February, 2001.

BETWEEN:

SE GLOBAL EQUITIES INC., a company incorporated under the laws of Cayman Islands having an office at 5507 The Center, 99 Queens Road Central, Hong Kong ("SEG")

Facsimile: 852-2169-3029
Telephone: 852-2169-3019

AND:

TRADEDIRECT USA, INC. a company incorporated under the laws of Florida and having an office at 2055 Wood Street, Suite 2055 Sarasota, Florida FL34237, USA ("TradeDirect")

Facsimile 941-308-0096
Telephone: 941-308-0090

WHEREAS:

A. TradeDirect and its affiliated NASDA registered broker-dealer ("Broker") is in the business of providing online securities brokerage services and related products and services.

B. SEG is in the business of marketing and distributing an Internet application service which provides among other things:

(1) electronic message functions in the form of order entry and order routing; and

(2) functions to receive, access and/or display market information consisting of securities and commodity prices, other information and other data (collectively "Data") that is provided by certain stock exchanges, commodity exchanges, news and other information sources (collectively "Sources") (the "Licensed Product")

SEG acts as agent for Direct Access Financial Corporation ("DAFC") in respect of the distribution of the Licensed Product and markets the Licensed Product under SEG's Private Label "SE Global Trade". TradeDirect and/or the Broker provides the Trade Services to Subscribers who are licensees of the Licensed Product.

C. SEG and the TradeDirect wish to enter into this Agreement whereby SEG provides services described herein to TradeDirect and TradeDirect and/or the Broker provides the Trade Services to SEG Subscribers.

In consideration of the premises, terms, covenants and conditions herein set forth, the parties hereby covenant and agree as follows:

1. Definitions

In this Agreement expressions defined in Schedule A shall have the meanings given to them unless there is something in the subject matter of context inconsistent with those definitions.

2. Schedules

The following schedules attached hereto form part of this Agreement:

Schedule A - Definitions

Schedule B - Payment Schedule

Schedule C - Reporting Form

3. Restrictions and Policies on web Site & Services

(a) Services Restrictions. Where it is forbidden by Law and Rules of the Territory, SEG will not within the Territory and will not permit its Affiliates and their directors, officers, agents and employees in the Territory to:

(i) describe TradeDirect Services or the Broker Services (other than disseminating or posting promotional or advertising materials approved in each case, in advance and before first use, by TradeDirect or the Broker, as the case may be);

(ii) recommend or endorse specific securities; or

(iii) become involved in the Trade Services offered by TradeDirect or the Broker, as the case may be, including, without limitation, by:

(A) opening, approving, maintaining, administering, or closing customer brokerage accounts with TradeDirect or the Broker;

(B) soliciting, processing, or facilitating securities transactions relating to customer brokerage accounts with TradeDirect or the Broker;

(C) extending credit to any customer for the purpose of purchasing securities through, or carrying securities with, TradeDirect or the Broker;

(D) answer TradeDirect or Broker customer inquiries (other than directing customers to toll-free numbers of TradeDirect to address such inquiries) or engaging in negotiations involving brokerage accounts or securities transactions;

(E) accept customer securities orders, selecting among broker-dealers or routing orders to markets for TradeDirect or Broker execution;

(F) handle investment funds or securities of TradeDirect or Broker customers, or effect clearance or settlement of customer securities trades;

(G) resolve or attempt to resolve any problems, discrepancies, or disputes involving Investment Accounts or related transactions (other than directing customers to a toll-free number of TradeDirect or the Broker, as the case may be, to address such inquiries).

(H) receive compensation other than a flat fee for each Subscriber order transmitted to TradeDirect or the Broker, as the case may be, in accordance with this Agreement. Nor shall the amount of this fee vary depending upon the number of shares or the value of the underlying securities comprising a customer order transmitted to TradeDirect or the Broker, nor will the amount of this fee vary depending upon whether the order results in an executed order, but may vary according to volume of accounts opened or trades made.

SEG acknowledges that engaging in any of the above activities may subject SEG to registration requirements under the applicable securities law.

4. Problem Management

TradeDirect shall report to SEG all problems with the SEG Site or SEG Services immediately upon having knowledge of such problems.

5. TradeDirect Services to SEG

(a) Cooperation. TradeDirect, at its cost, will cooperate with SEG, its agents, subcontractors or designers and provide all reasonable technical and other assistance to SEG to permit and reasonably assist them to develop and improve the SEG Site on an ongoing basis including all future updates and versions of the SEG Site and related documentation;

(b) Legal Compliance. The TradeDirect will, and cause the Broker to, at all times comply with all material Laws and Rules with respect to all matters pertaining to Subscribers and Subscribers' Trades, the Broker's operations, the SEG Site and the Subscribers' Terms of Use and this Agreement;

(c) Investments. TradeDirect will take all reasonable measures to ensure that all Trades ordered by a Subscriber through TradeDirect or the Broker take place using the Subscriber's Investment Account that was opened as a result of a referral from SEG.

(d) Reporting. TradeDirect shall report any Security Breach to SEG in writing immediately upon having knowledge or being informed of such Security Breach.

(e) Service Level. TradeDirect shall, and/or cause the Broker to, administer Investment Accounts and monitor Subscriber inquiries, Subscriber account applications and Subscriber communications during trading hours and treat all Subscribers who have Investment Accounts, their communications, applications and Trade orders with the same degree of attention, service and expertise as it or they apply to all other customers accounts which attention, service and expertise shall in any event be at least to the highest industry standards.

(g) Software and Information. TradeDirect shall supply o cause to be provided, as the case may be, the trading software, market information, materials and services to SEG and the Subscribers in accordance with the standard Licensing Agreement entered into by the Subscribers.

(g) Audit. Provided SEG and/or DAFC has obtained the consent of the pertinent Subscriber, SEG shall have the right to audit on its own behalf or on behalf of DAFC, on a reasonable basis and at a reasonable time, after providing at least 10 days prior notice and no more than two (2) times per year, TradeDirect's and the Broker's records and agreements to confirm the accuracy of the information reported by TradeDirect hereunder and compliance with the other terms and conditions of this Agreement. Such audits shall be at SEG's expense unless the audit reflects a discrepancy for any three (3) month period during the time period covered by the audit of 3% between the amount paid to SEG by TradeDirect or the Broker or other persons on their behalf, as the case may be, and the amount which should have been paid for such period in which case, TradeDirect shall reimburse SEG for the actual costs incurred by SEG with respect to such audit. Information obtained in the course of the audit shall be deemed to be Confidential Information, and such information shall not be used for any purpose except to verify the amount payable hereunder. In the event of an underpayment, TradeDirect, within 30 days, shall pay SEG the discrepancy together with interest at a rate of the lesser of (i) one-and-one half percent (1 1/2%) per month from the date the discrepancy occurred; or (ii) the maximum amount allowed by applicable law. In the event of an overpayment, SEG shall within 30 days refund the amount over paid to the TradeDirect.

(h) TradeDirect shall be responsible for any pay, or cause the Broker to pay, all amounts required to be paid to DAFC pursuant to or in respect of the use of the Licensed Product by Subscribers including without limitation monthly User Fees and Source Fees. This obligations shall apply to all payments which are due or accrued during the term of this Agreement and shall not in any manner whatsoever reduce or alter the other payment obligations of TradeDirect to SEG herein contained.

6. Acknowledgements and Agreements by TradeDirect

TradeDirect acknowledges and agrees that:

(a) The goodwill and credibility of SEG depends upon TradeDirect and the Broker maintaining the service level required herein, including the requirement that the TradeDirect and the Broker monitor communications from Subscribers to it and/or them during trading hours;

(b) SEG makes to representations or warranties regarding any of the information that is: (i) transmitted to TradeDirect or the Broker by Subscribers, including without limitation its timeliness, veracity, accuracy or authenticity and SEG is not required to make any inquiries as to the identity, credit-worthiness or other attributes of any Subscriber and SEG will make no representations or warranties regarding same; or (ii) information which is transmitted to TradeDirect or the Broker through the SE Global Trade Software;

(c) SEG shall not require to take any action that would cause it to become a broker, advisor or other similarly regulated entity in connection with SEG's activities contemplated by this Agreement;

(d) Notwithstanding subsection (c) above, and with the intent that during the Term of this Agreement SEG will not compete with the TradeDirect, the Broker or their businesses within the Territory, SEG may at its option apply for registration as a broker, dealer, investment advisor, alternative trading system or other regulated entity if, in its sole discretion, applicable laws governing its services require such registration, and nothing in this Agreement shall be interpreted to prohibit SEG from so doing. Notwithstanding anything to the contrary herein, employees of SEG and its Affiliates, may, in their individual capacity and in accordance with SEG's normal operating standards and customer requirements, become Subscribers;

(e) Neither TradeDirect, the Broker nor their Affiliates, or their agents or employees, shall have or will acquire any copyright, trademark, patent or proprietary interest of any kind, in the SEG Site or the Licensed Product, regardless of contribution by it or them to the development or contents of same;

(f) Residents of some jurisdictions may not be legally permitted direct access through the SEG Site to TradeDirect and the Broker with respect to such resident. TradeDirect agrees that neither it nor the Broker will execute any trades where they are aware that such transaction would not be in compliance with applicable laws and this Agreement. TradeDirect agrees to notify SEG when it receives any such order; and

TradeDirect shall contemporaneously with the execution of this Agreement cause the Broker to enter into the Broker's Acknowledgement.

7. Representations and Covenants of SEG

SEG represents and warrants to TradeDirect that:

(a) SEG is a company duly incorporated under the laws of Cayman Island.

(b) SEG has the right, power, authority and capacity to enter into this Agreement with TradeDirect and to fully perform its obligations thereunder;

(c) To the best of its knowledge and belief, SEG hold all licenses and permits necessary or desirable to carry on business for the purposes intended hereunder;

(d) SEG and its personnel have complied with all licensing and other requirements of every Governmental Authority which has jurisdiction over it with respect to the transactions contemplated by this Agreement;

(e) There is no pending or, to the best of SEG's knowledge, threatened claim, action, or proceeding against SEG or any Affiliate of SEG, with respect to the SEG Marks and to the best of SEG's knowledge there is not basis for any such claim, action or proceeding; and

(g) The SEG Marks are solely and exclusively owned by SEG.

8. Representations of TradeDirect

The TradeDirect represents and warrants to SEG as follows:

(a) TradeDirect is a company duly incorporated under the laws of the State of Florida.

(b) TradeDirect has the right, power, authority and capacity to enter into this Agreement and the Distribution Agreement and to fully perform its obligations hereunder;

(c) To the best of its knowledge and belief, TradeDirect, the Broker and their personnel will, at all times during the term of this Agreement, hold all licenses and permits necessary or desirable to carry on business for the purpose of completing Trades on behalf of Subscribers in every jurisdiction in which such Trades are made and to fully perform their obligations hereunder;

(d) There is no pending or, to the best of TradeDirect's knowledge, threatened claim, action or proceeding against TradeDirect, the Broker or any Affiliate of TradeDirect, with respect to the TradeDirect Marks and to the best of TradeDirect's knowledge there is no basis for any such claim, action or proceeding; and

(e) The TradeDirect Marks are solely and exclusively owned by the TradeDirect.

(f) TradeDirect will obtain from all Subscribers and/or cause the Broker to obtain from all Subscribers such documentation as may be required from time to time to release to SEG all information on and in Investment Accounts and Subscriber information as may be required to provide records and reports to SEG in the manner set out herein and to permit SEG to complete audits as set out herein.

(g) Neither TradeDirect nor the Broker will charge Subscribers transaction charges in excess of that amount set out in Schedule B without prior consultation and consent of SEG.

9. Intellectual Property

(a) License to TradeDirect Marks. Subject to all the terms and conditions of this Agreement, TradeDirect hereby grants SEG a nonexclusive, non-transferable license to use the TradeDirect Marks in accordance with this Agreement. Subject to the section on exploitation below, the TradeDirect Marks will be displayed on the SEG's page designated for the use of the TradeDirect Marks in the size, shape, location and prominence determined by SEG. Provided, however, that TradeDirect, in its sole discretion from time to time, may change the appearance and/or style of the TradeDirect Marks. Unless required earlier by a court order or to avoid potential infringement liability, SEG shall have fourteen (14) days' notice to implement any such changes. SEG hereby acknowledges and agrees that except as set forth herein, SEG has no right, title or interest in or to the TradeDirect Marks. SEG agrees not to apply for registration of the TradeDirect Marks (or any mark confusingly similar thereto) anywhere in the world.

(b) License to SEG's Marks. Subject to all the terms and conditions of this Agreement, SEG hereby grants TradeDirect a nonexclusive, non-transferable license to use the SEG Marks in accordance with this Agreement. Provided, however, that SEG in its sole discretion from time to time, may change the appearance and/or style of the SEG. Unless required earlier by a court order or to avoid potential infringement liability, TradeDirect shall have fourteen (14) days' notice to implement any such changes. TradeDirect hereby acknowledges and agrees that, except as set forth herein TradeDirect has no right, title or interest in or to the SEG Marks. TradeDirect agrees not to apply for registration of the SEG Marks (or any mark confusingly similar thereto) anywhere in the world.

(c) Use and Display of Marks. The parties acknowledge and agree that the presentation and image of their Marks shall be uniform and consistent with respect to all services, activities and products. Accordingly, each party agrees not to use the Marks of the other party except in the manner which the owner of the Marks shall specify from time to time in it's sole discretion. All usage of registered Marks shall include the appropriate trademark symbol and shall be in the following form, as appropriate SEG Mark(tm) or TradeDirect(tm), as the case may be. All literature and materials printed, distributed or electronically transmitted by a party and containing the Marks of the other party shall include the following notice:

[SEG Mark] is a registered Trade Mark of SE Global Equities Corp., the parent company of SE Global Equities Inc. or [TradeDirect Mark] is a registered Trade Mark of TradeDirect USA, Inc.

10. Marketing & Linking

(a) TradeDirect's Marks. Subject to Section 9(a), SEG agrees, where necessary, to display the TradeDirect Marks of the TradeDirect on the Site in association with a link to the TradeDirect or the Broker Site designated by written notice to SEG from TradeDirect.

(b) Display of Marks. SEG agrees that it will display no more than two logos of brokers in the category of the Designated Country on the Site, one of which shall be the TradeDirect's or the Broker's, as TradeDirect shall advise, during the term of this Agreement.

(c) Promotional Materials. Neither party shall make use of the name or of any of the marks of the other party without the party who intends to use the marks of the other party submitting a sample of such use to the other party whose permission is being sought, and obtaining the permission of the other party in writing. Each party agrees not to use the name or marks of the other party in any manner that is disparaging, portrays the other party in a negative light, or otherwise harms the good name and reputation of the other party.

(d) Marketing Right. Subject to this section, the marketing strategy of each party, the design operation and look and feel of their Sites is solely within the discretion of the party which owns such Site.

(e) Framing and Linking. TradeDirect hereby grants SEG the right, subject to its reasonable approval and direction, to link to its site, including deep linking or framing into a page on the TradeDirect's site of TradeDirect's choice, so as to enable Subscribers to apply for an brokerage account and communicate, trade and deal with the TradeDirect and/or the Broker.

(f) Responsibility for Sites. Each party will be solely responsible for the development, operation and maintenance of its Site and for all content that appears on its Site. Such responsibility shall include, but not be limited to: (i) creating and posting or transmitting product descriptions on the Site; (ii) the accuracy and appropriateness of content on the Site (including, among other things, all product-related content); (iii) ensuring that content on the Site does not violate or infringe upon the rights of any third party (including copyrights, trade-marks, privacy or other personal or proprietary rights); and (iv) ensuring that content on the Site is not libelous or otherwise illegal.

(g) Site Monitoring. Each party has the right at any and all times to monitor the Site of the other party in order to determine whether the Site is in compliance with the terms of this Agreement. Each party reserves the right to terminate this Agreement if the Site of the other party is not brought into compliance with this Agreement within 30 days of receiving written notice specifying in detail such violation, where such site violates any of the terms stated herein or its offensive or otherwise violates a law or this Agreement.

11. Revenue & Payment by TradeDirect

(a) Service Fee. TradeDirect shall pay SEG a Service Fee, net of any taxes or withholding tax applicable, for each Trade completed by a Subscriber through TradeDirect or the Broker pursuant to Schedule B attached hereto. For greater certainty, in the event that a person is referred to TradeDirect by SEG or any agent, servant or employee of SEG, whether via the SEG Site or in any other manner and subsequently makes Trades through TradeDirect or the Broker by accessing the TradeDirect Site or the Broker Site directly, or by telephone, facsimile, e-mail or otherwise, the same Service Fee applies as if such person accessed such Site via the SEG Site using SEG's method of access provided such Subscriber had no prior existing Investment Account with TradeDirect or the Broker. TradeDirect shall report any such Trade forthwith to SEG. TradeDirect shall pay all amounts withheld for taxes forthwith to the applicable taxing authority for credit to the account of SEG and provide evidence of such payment to SEG. The Service Fee for each Trade is subject to review from time to time, and may be amended according to market condition by mutual consent of both parties.

(b) Method. TradeDirect shall make payment to SEG, or a nominee of SEG if required by law, within 7 days of the 15th day of each month by electronic deposit or by certified check or bank draft to such account or pursuant to other written payment instructions which may be provided to TradeDirect by SEG from time to time. Unpaid amounts due to SEG are subject to interest at the rate which is the lesser of 1.5% per month or the maximum interest rate permitted by law, plus all expenses of collection. Under no circumstances shall any fee paid by Subscriber to TradeDirect, Broker or their affiliates be deposited at any time in an account belonging to SEG. The Broker and TradeDirect shall be jointly and severally liable for all Service Fees to be paid to SEG or its nominee hereunder.

(c) Other Fees or Expenses. In addition to Service Fees, TradeDirect shall pay SEG a fee for Additional Services, if any, in the amounts set out in Schedule B attached hereto.

(d) Interpretation of Payment Provision. The laws relating to brokerage house and broker registration and financial portals are subject to interpretation and may change. Accordingly, if the payments described herein are determined to be prohibited under any Law or Rule applicable to a party's performance of this Agreement, then the parties shall use best efforts to negotiate and agree upon a mutually acceptable fee structure as an alternative to the payment of the Service fees and other fees described herein. Any dispute with respect to same shall be resolved by arbitration.

(e) Site Advertising Revenue. All advertising revenue derived from the SEG Site and SEG Services howsoever earned or realized, shall belong solely to SEG.

12. Term of Agreement

The term of this agreement (the "Term") shall be Five (5) years from the Effective Date. SEG may terminate this Agreement if its rights to distribute the Licensed Product are terminated.

13. Indemnity

TradeDirect agrees to indemnify, protect, defend and hold harmless SEG, and its Affiliates and their respective directors, officers, employees and agents, (the "SEG Group") from and against any and all claims, demands, losses, liabilities, penalties and costs (including, without limitation, reasonable attorneys' fees, whether or not suit is brought) arising directly or indirectly out of a breach of any representation, warranty or covenant made by TradeDirect in this Agreement.

SEG agrees to indemnity, protect, defend and hold harmless TradeDirect, Broker and their Affiliates, directors, officers, employees and agents, from and against any and all claims, demands, losses, liabilities, penalties and costs (including, without limitation, reasonable attorneys' fees, whether or not suit is brought) arising directly or indirectly out of a breach of any representation, warranty or covenant made by SEG in this Agreement.

TradeDirect agrees to indemnity, protect and hold harmless the SEG Group and each of them from and against any and all claims, demands, losses, liabilities, penalties and costs (including, without limitation, reasonable attorneys' fees, whether or not suit is brought) arising directly or indirectly out of any TradeDirect Services or Broker Services which TradeDirect provides directly or indirectly to Subscribers including without limitation any matters pertaining to providing information to Subscribers on Securities or other matters or participating in or completing or omitting to complete Trades for Subscribers or the handling of payments for Securities, it being understood that SEG acts solely as set out in recitals B and C above.

14. Records and Report

(a) Records. TradeDirect and the Broker will accurately record and maintain opening and ongoing information of all Investment Accounts including names and addresses of Subscribers, account balance, current portfolio, and any changes in information in such account, and portfolio including without limitation the date, name, amount and price of securities Traded and any other information required by Laws and Rules. TradeDirect and the Broker will keep all such records for a period of not less than two (2) years.

(b) Certified Written Report. Within fifteen (15) days following the end of each calendar month, TradeDirect shall deliver to SEG the written Report Form attached hereto as Schedule C for the preceding month sworn to be correct by the Chief Financial Officer of TradeDirect (or a person or similar position, knowledge and responsibility) accompanied by the Payment owing as shown thereon and such supporting information as may be reasonably required by SEG from time to time provided that, if in the written opinion of legal counsel addressed and delivered to SEG, Laws and Rules of the jurisdiction of the TradeDirect prohibit certain information from being released to SEG, then such information may be deleted or not included in the Report Form and TradeDirect shall use all reasonable effort to provide such information in an alternative form so as to carry out the intent of this Agreement.

(c) Electronic Report. If allowed by law, TradeDirect shall make available to SEG various web sites which will provide the data and information recorded pursuant to subsection (a) above.

15. Default and Termination

(a) Termination on Default. Either TradeDirect or SEG may terminate this Agreement upon the occurrence of any event of Default if such Default has not been remedied by the defaulting party within 30 days of notice of default given by the non-defaulting party to the defaulting party specifying the nature of the breach or if such breach cannot be remedied within the said 30 days, the defaulting party has not commenced remedying such breach within the said 30 days or does not continue to remedy such breach expeditiously thereafter. Any termination of this Agreement by any party pursuant to this Section shall be without prejudice to any other rights, powers or remedies such party may be entitled to hereunder or at law and shall not affect any accrued rights or liabilities.

(b) Default Conditions. The following events shall constitute a Default by a party:

i) If the party ceases to do business, or otherwise terminates it business operations, except as a result of an assignment permitted;

ii) If the party shall fail to promptly secure or renew any license, registration, permit, authorization or approval for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended; provided that a termination hereunder may only be effected during the period of such revocation or suspension; or

iii) If the party materially breaches any material provision of this Agreement;

iv) If such party, after consultation with legal counsel, reasonably believes that the activities of the other party or the content of such other party's Site or the statements of opinions express on or through such Site, whether in connection with this Agreement or otherwise, has or is substantially likely to expose such party to criminal or civil liability; or

v) or, if any winding up or liquidation proceedings is instituted by the party or if the party becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within sixty (60) days); or have been commenced against either party, or a party enters into receivership or composition or assignment for the benefit of its creditors generally.

16. Dispute Resolution

(a) Process. The parties hereto agree r to use best efforts to resolve disputes arising out of this Agreement on an informal basis quickly and efficiently. All disputes arising out of or in connection with this Agreement or in respect of any defined legal relationship associated therewith or derived therefrom, which cannot be resolved informally in the opinion of either party hereto, will be referred to and finally resolved by arbitration under the International Commercial Arbitration Act (British Columbia) and the Rules of the British Columbia International Arbitration Centre or such other laws and rules mutually agreed upon by the parties hereto. The place for such arbitration shall be Vancouver, British Columbia, or such other place as is mutually agreeable between the parties.

(b) Failure to Abide. The failure of a party to abide by the decision of the arbitrator will be a Default under this Agreement.

17. Confidential Information

(a) Each Party ("Receiving Party") agrees that during the Term of this Agreement and for a period of three (3) years thereafter, it will keep confidential and not disclose or use except in performance of its obligations under this Agreement, Confidential Information provided by the party disclosing such information ("Disclosing Party") except as (i) otherwise required by law, including, without limitation, as included or to be included in SEG's disclosure requirements under applicable securities law or (ii) or as may be necessary to enforce such Parties' rights under this Agreement. Neither party shall disclose the terms of this Agreement to any third party without the prior written consent of the other party. Each party shall use reasonable precautions to protect the other's Confidential Information and employ at least those precautions that such party employs to protect its own confidential or proprietary information.

(b) "Confidential Information" shall not include information that the Receiving Party can document:

(i) is in or (through no improper action or inaction by the Receiving Party or any Affiliate, agent or employee) enters the public domain, or

(ii) was rightfully in its possession or known by it prior to receipt from the Disclosing Party, or

(iii) was rightfully disclosed to it by another person without restriction, or

(iv) was independently developed by it by persons without access to such information and without use of any Confidential Information of the Disclosing party.

Each party, with prior written notice to the Disclosing party, may disclose such Confidential Information to the minimum extent possible that is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory approval, or pursuant to the lawful requirement or request of a governmental entity or agency, provided that reasonable measures are taken to guard against further disclosure, including without limitation, seeking appropriate confidential treatment or a protective order, or assisting the other party to do so.

(c) Acknowledgement. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law and to be indemnified by the Receiving Party from any loss or harm, including, without limitation, lost profits and attorney's fees, in connection with any breach or enforcement of the Receiving Party's obligations hereunder or the unauthorized use or release of any such Confidential Information. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach. Any breach of this Section will constitute a material breach of this Agreement.

18. Warranty Disclaimer

EACH PARTY EXPRESSLY UNDERSTANDS AND AGREES THAT:

(a) THE USE OF THE SERVICES AS CONTEMPLATED BY THIS AGREEMENT ARE AT THE RECIPIENT'S SOLE RISK. THE SERVICES ARE PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS. EACH PARTY EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

(b) NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY THAT (I) THE SERVICES WILL MEET THE OTHER'S REQUIREMENTS, (II) THE SERVICES WILL BE UNINTERRUPTED, TIMELY, SECURE, OR ERROR-FREE, (III) THE INFORMATION OR RESULTS THAT MAY BE OBTAINED WILL BE ACCURATE OR RELIABLE , (IV) THE QUALITY OF ANY PRODUCTS, SERVICES, INFORMATION, OR OTHER MATERIAL WILL MEET A PARTY'S EXPECTATIONS, AND/OR (V) ANY ERRORS IN THE SOFTWARE WILL BE CORRECTED;

(c) ANY MATERIAL OR INFORMATION DOWNLOADED OR OTHERWISE OBTAINED AS A RESULT OF THIS AGREEMENT IS DONE AT EACH PARTY'S OWN DISCRETION AND RISK;

(d) NO ADVICE OR INFORMATION, WHETHER ORAL OR WRITTEN, OBTAINED BY TRADEDIRECT FROM SEG OR BY SEG FROM TRADEDIRECT SHALL CREATE ANY WARRANTY NOT EXPRESSLY STATED IN THIS AGREEMENT.

19. Disclaimer of Liability

EACH PARTY EXPRESSLY UNDERSTANDS AND AGREES THAT THE OTHER PARTY SHALL NOT BE LIABLE FOR ANY, INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, [INCLUDING BUT NOT LIMITED TO, DAMAGES FOR LOSS OF REVENUES, PROFITS, GOODWILL], USE, DATA, FAILURE TO REALIZE EXPECTED SAVINGS OR REVENUE, OR OTHER INTANGIBLE LOSSES (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), RESULTING FROM: (i) THE USE OR THE INABILITY TO USE THE SERVICES AS CONTEMPLATED BY THIS AGREEMENT; (ii) THE COST OF PROCUREMENT OF SUBSTITUTE GOODS AND INFORMATION OR SERVICES RESULTING FROM ANY GOODS, DATA, INFORMATION OR SERVICES OBTAINED OR MESSAGES RECEIVED OR TRANSACTIONS ENTERED INTO AS A RESULT OF THIS AGREEMENT; (iii) INVALID DESTINATIONS, TRANSMISSION ERRORS, OR UNAUTHORIZED ACCESS TO OR ALTERATION OF TRANSMISSIONS OR DATA; (iv) STATEMENTS OR CONDUCT OF ANY THIRD PARTY ON THE SERVICE; (v) FAILURE TO RECEIVE ANY SERVICES; (vi) FAILURE OF THE SITE TO GENERATE THE EXPECTED NUMBER OF REFERALS (vi) MODIFICATION OF THE SITE OR SERVICES OR (vii) ANY OTHER MATTER RELATING TO THE SERVICES HEREUNDER.

20. Miscellaneous

(a) Entire Agreement. There are no representations or warranties except as expressly set out in this Agreement, including the Schedules attached hereto. This Agreement supercedes all prior understandings or communications between the parties, whether oral or written.

(b) Modifications to Site Consistent with this Agreement, SEG reserves the right at any time to modify the Site with or without notice.

(c) Independence. Neither party shall represent or hold itself out as an agent, legal representative, partner, joint venturer or employee of the other party. Neither party shall have the right or power to, nor shall it bind or obligate the other party in any way whatsoever, nor represent that it has any right to do so. In all public records, and in its relationship with Subscribers and all other persons, firms or corporations, on letterheads and business forms, the TradeDirect shall indicate its independent ownership of the brokerage business, and that SEG is not acting as its agent or otherwise on its behalf.

(d) Force Majeure. In the event that a party is unable to perform its obligations within the time specified herein due to events which are not within its reasonable control, the time for such party to perform shall be extended by the number of days during which it cannot perform for such reasons. This provision shall not apply to extend the time for delivery of Investment Account opening information, financial information, Reports, or payments hereunder.

(e) Governing Law. This agreement shall be construed and enforced in accordance with and governed by the laws of British Columbia, and each party attorns to the jurisdiction of the courts of British Columbia.

(f) Assignment. Neither party shall assign this Agreement without the prior written consent of the other party. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and its assignees.

(g) Notices. Any and all notices or any other communication provided for herein shall be given in writing and shall either be delivered or sent by telecopy to the address and facsimile numbers set forth on page 1 of this Agreement and shall be deemed to have been given upon receipt if delivered or deemed received upon confirmation of sending by facsimile or if the day of sending is not a business day (weekends and statutory holidays only excepted) on the next business day. Either party may give notice in writing of a change of address in the manner set out above.

(h) Severability. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provisions shall be limited or eliminated to the maximum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

(i) Survival. The respective obligations of the parties relating to confidentiality, disclaimers of warranties and liabilities, dispute resolution, default and termination, indemnities, miscellaneous provisions, intellectual property, revenue and payment by TradeDirect, records and audits, survive the Termination of this Agreement.

(j) Compliance with Law. Each party acknowledges that nothing in this Agreement shall require either party to take any action that is in violation of any Federal, state, provincial or other Law and Rules.

IN WITNESS WHEREOF the parties hereto have duly executed this agreement as of the day and year first above written.
SE GLOBAL EQUTIES INC. /s/ Toby Chu Authorized Signatory Toby Chu President & Chief Executive Officer	TradeDirect USA, Inc. /s/ Don Edwards Authorized Signatory Don Edwards President & Chief Executive Officer

Schedule A - Definitions

(a) "Additional Services" means services to be performed by SEG as mutually agreed but does not include the SEG Services.

(b) "Affiliate" shall mean, with respect to a party to this Agreement, any entity that directly or indirectly controls, or is under common control with, or is controlled by, such party. As used above, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

(c) "Broker" means a broker or dealer who is licensed to Trade in Securities.

(d) "Broker's Acknowledgement" means an acknowledgement in form and content satisfactory to SEG executed by the Broker and delivered to SEG whereby the Broker agrees to be bound by the representations, warranties, covenants and agreements of the Broker set forth in this Agreement.

(e) "Confidential Information" confidential or proprietary information related to the Disclosing Party technology or business that the Receiving Party learns in connection with this Agreement and any other information received from the other, including without limitation, to the extent previously, currently or subsequently disclosed to the Receiving Party hereunder or otherwise: information relating to products or technology of the Disclosing Party or the properties, composition, structure, use or processing thereof, or systems therefore, or to the Disclosing Party's business (including, without limitation, computer programs, code, algorithms, schematics, data, know-how, processes, ideas, inventions (whether patentable or not), names and expertise of employees and consultants, all information relating to customers and customer transactions and other technical, business, financial, customer and product development plans, forecasts, strategies and information),

(f) "Designated Country" means United States of America and all of its territories and possessions

(g) "Governmental Authorities" means all governmental authority having jurisdiction or right to regulate or impose rules or controls on any aspect of business of the TradeDirect.

(h) "Investment Account" means an account established by a Subscriber with TradeDirect or any of its affiliates or the Broker.

(i) "Laws and Rules" mean all laws, regulations, rules, decisions, orders and any other lawful requirement of any Governmental Authority, including Stock Exchange Rules and Policies of a Securities Commission of competent jurisdiction.

(j) "Licensed Product" means the software licensed to Subscribers under the License Agreement and marketing by SEG as agent for DAFC under the name "SE Global Trade" and which allows Subscribers to complete trades with TradeDirect or the Broker and to receive Data as referred to in the License Agreement.

(k) "Security Breach" means illegal access of database or computer systems.

(l) "SEG Marks" shall mean solely the SEG trade names, marks and logos; SEG, in its sole discretion from time to time, may change the appearance and/or style of the SEG Marks, provided that, unless required earlier by a court order or to avoid potential infringement liability, TradeDirect shall have fourteen (14) days' notice to implement any such changes.

(m) "SEG Services" means services to be provided by SEG to TradeDirect hereunder.

(n) "Services" include the obligations required to be performed under this Agreement by SEG or TradeDirect, as the case may be.

(o) "Service Fee" means the fee payable to SEG hereunder.

(p) "Site" means the website which is operated and maintained by SEG, TradeDirect or the Broker, as the case may be, for its own operations.

(q) "Subscriber" means a person who has entered into a License Agreement with DAFC permitting the person to use the Licensed Product and who opens and Investment Account with TradeDirect or the Broker.

(r) "Territory" means the United States of America and all its possessions.

(s) "Trade" has the means any trade in a security as that term is commonly used in the securities community in the Designated Country.

(t) "TradeDirect Marks" shall mean solely the trade name "TradeDirect" and logos and Marks associated with the name;

(u) "Trade Services" means the services to be provided by TradeDirect and/or the Broker to Subscribers.

(v) "TradeDirect/SEG Services" means those services to be provided by TradeDirect to SEG hereunder.

SCHEDULE B

PAYMENT SCHEDULE

Service Fees (in US Dollars)

TradeDirect shall pay or cause to be paid by the Broker to SEG or its nominee the following Service Fee per Trade, all in accordance with the provisions of this Agreement.

Transaction Fee charged by TradeDirect or Broker to Subscriber per trade: $25

Amount retained by TradeDirect or Broker: $10

Amount paid to SEG: $15

All currencies are based on local currency converted into US dollar using an 5 days averaged according to the US Federal Reserve Bank Rate.

Additional Services (if applicable)

To be negotiated when applicable.

SCHEDULE C
SEG SUBSCRIBER USAGE REPORT
(SAMPLE FORM ONLY)
DATE:
REPORTING PERIOD:
BROKER ID: Trade Direct

Date	Customer ID	Number of Transactions	SEG Fee

Total USD:

Under oath I say that the information contained in this form is true and correct of the date written above and sets out all of the Service Fee calculated in accordance with the Agreement made between:

Per:

Senior Accounting Officer

Name: